UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

IDEAL POWER INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2019
To the Stockholders of Ideal Power Inc.:
It is my pleasure to invite you to attend Ideal Power Inc.’s 2019 Annual Meeting of Stockholders, to be held on Tuesday, July 23, 2019 at Ideal Power Inc., 4120 Freidrich Lane, Suite 100, Austin, Texas 78744. The Annual Meeting will begin promptly at 8:30 a.m. local time.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope or vote by using the Internet according to the instructions in the proxy statement to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting and follow the instructions in the proxy statement, you may vote your shares in person even though you have previously voted by proxy. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
On behalf of your Board of Directors, thank you for your continued support and interest.
Sincerely,
Lon E. Bell
President and Chief Executive Officer
4120 Freidrich Lane, Suite 100
Austin, Texas 78744
www.idealpower.com

IDEAL POWER INC.
4120 Freidrich Lane, Suite 100
Austin, Texas 78744
Telephone (512) 264-1542
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 23, 2019
To the Stockholders of Ideal Power Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders of Ideal Power Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Tuesday, July 23, 2019, at 8:30 a.m. local time at Ideal Power Inc., 4120 Freidrich Lane, Suite 100, Austin, Texas 78744, for the following purposes:
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To elect five directors to serve until the 2020 Annual Meeting of Stockholders;

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To approve an amendment to the Company’s amended and restated certificate of incorporation, if necessary, in the form attached to the proxy statement as Appendix A to effect a reverse stock split;

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To ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

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To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

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To approve, on a non-binding, advisory basis, the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be conducted; and

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Any other business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

These proposals are more fully described in the proxy statement accompanying this Notice.
The record date for the Annual Meeting is May 31, 2019. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. As of April 26, 2019, there were 14,722,840 shares of our common stock outstanding.
By Order of the Board of Directors
Timothy W. Burns
Corporate Secretary
Austin, Texas
April 30, 2019
You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”
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IDEAL POWER INC.
4120 Freidrich Lane, Suite 100
Austin, Texas 78744
Telephone (512) 264-1542
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 23, 2019
AVAILABILITY OF PROXY MATERIALS
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Ideal Power Inc. (the “Company”, “Ideal Power”, “we”, “us” or “our”), which will be held on Tuesday, July 23, 2019, at 8:30 a.m. local time at Ideal Power Inc., 4120 Freidrich Lane, Suite 100, Austin, Texas 78744.
On or about June 10, 2019, we will begin mailing to our stockholders a copy of this proxy statement, a proxy card and our Annual Report on Form 10-K. The proxy card also instructs you how you may submit your proxy over the Internet.
EXPLANATORY NOTE
We are a “smaller reporting company,” as defined in Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. As a result of being a smaller reporting company, we do not provide pay for performance, compensation and risk and compensation ratio disclosures and compensation committee interlocks disclosures, a compensation discussion and analysis or a compensation committee report, among other disclosures.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
You have received these proxy materials because the Board of Directors (the “Board”) of the Company is soliciting your proxy to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on May 31, 2019 (the “record date”) will be entitled to vote at the Annual Meeting. The holders of common stock have the right to one vote for each share they held as of the record date.
In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on July 23, 2019 and will be accessible for ten days prior to the Annual Meeting at our principal place of business, 4120 Freidrich Lane, Suite 100, Austin, Texas 78744, between the hours of 9:00 a.m. and 5:00 p.m. local time.
What am I voting on?
The following matters scheduled for a vote:
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election of five directors;

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an amendment to the Company’s amended and restated certificate of incorporation, if necessary, in the form attached to the proxy statement as Appendix A to effect a reverse stock split;

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ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

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approval, on a non-binding, advisory basis, the compensation of our named executive officers;

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approval, on a non-binding, advisory basis, the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be conducted; and

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any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

How do I vote?
If on May 31, 2019, your shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, then you are a stockholder of record. Stockholders of record may vote by using the Internet or by mail as described below. Stockholders also may attend the Annual Meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card or other information forwarded by your bank or broker to see which voting options are available to you.
Stockholders of record may vote by using the Internet at www.proxyvote.com and following the instructions for Internet voting on the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 22, 2019. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.
Stockholders of record may also vote by mail, by completing and mailing in the paper proxy card included with this proxy statement.
The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If your shares are held by your bank or broker as your nominee (that is, in “street name”), you must obtain a proxy, executed in your favor, from the holder of record (the bank or broker) to be able to vote in person at the Annual Meeting.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each of the five nominees for director, “FOR” the amendment to our certificate of incorporate to effect the reverse stock split, “FOR” the ratification of Gumbiner Savett Inc. as our independent registered public accounting firm, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, and “FOR” the approval, on a non-binding, advisory basis, of  “1 Year” as the frequency of future stockholder advisory votes on the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:
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You may submit another properly completed proxy card with a later date.

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You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 4120 Freidrich Lane, Suite 100, Austin, Texas 78744.

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You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “for” and (with respect to proposals other than the election of directors) “against” votes, abstentions and broker non-votes and (with respect to proposal 5), votes for “1 Year,” “2 Years” or “3 Years”. Abstentions will have no effect on the vote total for Proposal 1 (election of five directors). Abstentions will be counted towards the vote total for Proposal 2 (amendment to our certificate of incorporation), Proposal 3 (ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2019) and Proposal 4 (non-binding advisory approval of the compensation of our named executive officers) and will have the same effect as “against” votes. Broker non-votes, as described in the next paragraph, have no effect on Proposals 1, 3, 4 and 5 and will not be counted towards the vote total for any proposal. With respect to Proposal 2, broker non-votes will have the same effect as an “Against” vote.
If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares on Proposal 3, but will not be permitted to vote your shares of common stock with respect to Proposals 1, 2, 4 or 5 unless you provide instructions as to how your shares should be voted. If an executed proxy card is returned by a bank or broker holding shares which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares of common stock on Proposals 1, 2, 4 and 5 only if you provide instructions on how to vote by following the instructions they provide to you.
How many votes are needed to approve each proposal?
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For Proposal 1, the election of directors, the five nominees receiving the most “for” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will have no effect.

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Proposal 2, an amendment to the Company’s amended and restated certificate of incorporation, if necessary, must receive a “for” vote from the majority of all outstanding shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “abstain” from voting, it will have the same effect as an “against” vote. Broker non-votes will also have the same effect as an “against” vote.

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Proposal 3, to ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2019, must receive a “for” vote from the majority of all outstanding shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “abstain” from voting, it will have the same effect as an “against” vote. Broker non-votes will not be applicable.

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Proposal 4, to approve, on a non-binding advisory basis, the compensation of our named executive officers must receive a “for” vote from the majority of all outstanding shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “abstain” from voting, it will have the same effect as an “against” vote. Broker non-votes will have no effect.

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Proposal 5, to approve the frequency of future stockholder advisory votes on the compensation of our named executive officers, stockholders may cast their votes by choosing the option of “1 Year,” “2 Years,” “3 Years,” or “Abstain”. The option that receives the highest number of votes cast will be approved as the stockholders’ advisory recommendation on the frequency of the stockholder advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if a majority of all shares outstanding on May 31, 2019, the record date, are represented at the Annual Meeting present in person or by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the end of the Annual Meeting.
How can I communicate with the Board of Directors?
Stockholders wishing to communicate with the Board may send a written communication addressed to the Corporate Secretary of Ideal Power Inc. at 4120 Freidrich Lane, Suite 100, Austin, Texas 78744. The Corporate Secretary will screen all communications for product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding to the Board.

DIRECTORS AND EXECUTIVE OFFICERS
The names and ages of our directors and executive officers, and information about each of them as of April 26, 2019, are set forth below. Our business affairs are managed under the direction of our Board, which currently comprises five members. The Board is nominating five nominees for election.
Name	Age	Position
Lon E. Bell, Ph.D.	78	Chief Executive Officer, President and Chairman of the Board
Timothy W. Burns, CPA	44	Chief Financial Officer, Secretary and Treasurer
R. Daniel Brdar	59	BTRAN Chief Commercial Officer and Director
David B. Eisenhaure	73	Director
Ted Lesster	81	Director
Michael C. Turmelle	60	Director
Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.
Lon E. Bell, Ph.D., Chief Executive Officer, President and Chairman of the Board of Directors
Dr. Bell was appointed as our Chief Executive Officer and President on April 10, 2018. He joined our Board in November 2012 and was named Interim Chairman of the Board on March 9, 2017 and Chairman of the Board on June 5, 2017. He founded Amerigon Inc., now Gentherm (Nasdaq: THRM) in 1991. Dr. Bell served many roles at Amerigon, including Chief Technology Officer until December 2010, Director of Technology until 2000, Chairman and Chief Executive Officer until 1999, and President until 1997. Dr. Bell served as the Chief Executive Officer and President of BSST LLC, a subsidiary of Amerigon from September 2000 to December 2010. He served as a Director of Amerigon from 1991 to 2012. Previously, Dr. Bell co-founded Technar Incorporated, which developed and manufactured automotive components, and served as Technar’s Chairman and President until selling majority ownership to TRW Inc. in 1986. Dr. Bell continued managing Technar, then known as TRW Technar, as its President until 1991. He co-founded Mahindra REVA Electric Vehicle Co Ltd. in 1994 and served on its Board of Directors until 2016. He currently serves on the Board of Directors of ClearSign Combustion Corporation (Nasdaq: CLIR), where he serves as a member of the Compensation Committee, the Audit Committee and the Governance Committee, and CDTi (unlisted), where he serves as Chairman of the Board. Since April 2014, he has been Chairman of the External Advisory Board at the California Institute of Technology Mechanical and Civil Engineering Department and has served as a board member since 2008. Between 2010 and 2014 he served as an Advisory Board member at Michigan State University and University of California, Santa Barbara Energy Frontiers Research Centers. Dr. Bell is a leading expert in the design and mass production of thermoelectric products. He has authored more than 30 publications in the areas of thermodynamics of thermoelectric systems, automotive crash sensors, and other electronic and electromechanical devices. Five of his inventions have gone into mass production. Dr. Bell received a BSc. in Mathematics, an MSc. in Rocket Propulsion, and a Ph.D. in Mechanical Engineering from the California Institute of Technology. Dr. Bell brings to our board of directors the demonstrated ability to commercialize inventions.
Timothy W. Burns, CPA, Chief Financial Officer, Secretary and Treasurer
On October 21, 2013, Timothy W. Burns joined Ideal Power as our Chief Financial Officer and Treasurer and on November 18, 2013 he was appointed as our Secretary. Prior to joining the Company, Mr. Burns was employed by Rainmaker Systems, Inc. (Nasdaq: RMKR), then a publicly traded company, from November 2010 until February 2013, first as the company’s Controller and, beginning in April 2011, as its Chief Financial Officer. Mr. Burns also served as Interim President and Chief Executive Officer of Rainmaker Systems, Inc. from October 2012 to December 2012. Prior to his employment with Rainmaker Systems, Inc., Mr. Burns was employed by Dean Foods Company (NYSE:DF), a publicly traded company, from 2001 until November 2010 where he held various positions in finance and accounting including Director of Corporate Accounting from 2008 to November 2010. From 1998 to 2001, Mr. Burns was employed by Deloitte & Touche, LLP as an auditor. Mr. Burns has a Master’s Degree in Professional Accounting from the University of Texas and a Bachelor’s Degree in Accounting from the University of Southern California. He is a public accountant certified in Texas.

R. Daniel Brdar, BTRAN Chief Commercial Officer and Director
Mr. Brdar was appointed BTRAN Chief Commercial Officer on April 10, 2018. Mr. Brdar joined Ideal Power on January 8, 2014, served as our Chief Executive Officer and President until April 10, 2018 and served as Chairman of the Board until March 9, 2017. He has over 25 years of experience in the power systems and energy industries and has held a variety of leadership positions during his career. Prior to joining the Company, Mr. Brdar was Chief Operating Officer of Petra Solar Inc. from March 2011 to May 2013. From January 2006 to February 2011, Mr. Brdar was Chief Executive Officer of FuelCell Energy, Inc., a publicly traded company. Mr. Brdar also served as President of Fuel Cell Energy, Inc. (Nasdaq:FCEL) from August 2005 to February 2011 and Chairman of the Board of Directors from January 2007 until April 7, 2011. Prior to his employment with FuelCell Energy, Inc., which began in 2000, Mr. Brdar held management positions at General Electric Power Systems from 1997 to 2000 where he focused on new product introduction programs and was product manager for its gas turbine technology. Mr. Brdar was Associate Director, Office of Power Systems Product Management at the U.S. Department of Energy where he held a variety of positions from 1988 to 1997, including directing the research, development and demonstration of advanced power systems, including gas turbines, gasification systems and fuel cells. Mr. Brdar received a B.S. in Engineering from the University of Pittsburgh in 1981. Mr. Brdar brings to our Board experience as an executive officer of a publicly traded company, knowledge of the renewable energy and power electronics markets, and experience and familiarity with our business as our former Chief Executive Officer.
David B. Eisenhaure, Director
Mr. Eisenhaure joined our Board in August 2013. From February 1985 until May 2008, Mr. Eisenhaure served as the President and Chief Executive Officer of SatCon Technology Corporation, then a publicly traded corporation, which he founded. He was also a director of that company from February 1985 until his resignation in July 2009. After his resignation as an executive officer from SatCon Technology Corporation, Mr. Eisenhaure assisted that company with the transition to a new management team. He retired from active employment in March 2009. SatCon Technology Corporation developed products that contributed to the advancement of the utility, hybrid vehicle, ship building, industrial automation, semiconductor processing, and defense markets. Prior to founding SatCon Technology Corporation, Mr. Eisenhaure was the Technical Director of the Energy Systems Division at Draper Laboratory, where the research of his group included magnetic bearings, flywheels, energy storage, advanced solid-state power converters, advanced motors and generators, and adaptive control systems for highly dynamic and otherwise unstable systems. Prior to his employment with Draper Laboratory, Mr. Eisenhaure worked at the Massachusetts Institute of Technology Instrumentation Laboratory, first as a graduate student research assistant and then as a staff engineer, designing and developing electromagnetic and thermal control systems to support the national space and defense programs. From 1985 to 1997 he held the position of Lecturer in the Mechanical Engineering Department at the Massachusetts Institute of Technology, where he collaborated with faculty and students on research, especially thesis-related research at both the Master’s and Ph.D. levels. He has been awarded over 20 patents from the U.S. Patent and Trademark Office covering inventions in magnetic suspensions, motor drives and controls, flywheel systems, automotive components, energy storage, and solid-state power converters. Mr. Eisenhaure holds a Bachelor of Science degree, a Master of Science degree, and an Engineer’s Degree in Mechanical Engineering from the Massachusetts Institute of Technology. Mr. Eisenhaure brings to our Board years of public company executive experience, extensive experience in the field of electrical technology and a relevant educational background.
Ted Lesster, Director
Mr. Lesster joined our Board in April 2018. He comes to Ideal Power with a career-long background of both technical and management experience in power electronics and power conversion systems. Prior to 1985, Mr. Lesster worked first in the power conversion group at the Westinghouse R&D Center and subsequently at the Westinghouse ESSD Oceanic Division. As an Advisory Engineer he was instrumental in developing power electronics for power conversion, active sonar and propulsion systems for deep submergence vehicle and surface ship applications. In 1985, he became manager of Electrical Engineering and in 1992, as part of an ESSD thrust into commercial activity, he was appointed to assemble and lead the technical team that worked in conjunction with Chrysler to develop and take to initial production advanced power trains for the Chrysler EPIC minivan. Following the Northrop Grumman acquisition of ESSD he returned to the Oceanic Division as Engineering Director of the 300-strong engineering department and then as Chief Scientist. In 1999, he joined SatCon Applied Technology as Engineering Director and later as General Manager. He resigned from his management position in 2002 to lead the design and development of a novel 2-megawatt flywheel/doubly fed induction machine and diesel-based uninterruptible AC power source. With the transfer of that and similar power electronics-based technology to RTC Systems in 2003, Mr. Lesster joined RTC in an advisory role and was active in hardware development of vehicle and shipboard pulse power and power management applications as well as both wave energy and tide power energy conversion projects until his retirement in 2014. Mr. Lesster has BA and MA degrees in Engineering from Oxford University and, in 1971, he received the Westinghouse B.G. Lamme Award for a year’s study scholarship. He used this to study at Imperial College of Science and Technology in London where his thesis for the Diploma of Imperial College certificate was on control techniques for reluctance machines. Mr. Lesster holds six patents and several pending in the field of power conversion. Mr. Lesster brings to our Board an extensive knowledge of power electronics and power conversion systems.
Michael C. Turmelle, Director
Mr. Turmelle joined our Board in December 2017. Since January 2018, Mr. Turmelle has served as the Managing Director of Hayward Tyler, a company he joined in February 2015. Hayward Tyler designs, manufactures and services performance-critical electric motors and pumps to meet the most demanding of applications for the global energy industry, as both an OEM supplier and trusted partner. Prior to his appointment as Managing Director, Mr. Turmelle was President of Hayward Tyler’s U.S. operations. From 2010 to 2015, Mr. Turmelle ran his own consulting company working with start-ups and turn-arounds in the areas of renewable energy, medical and other advanced technologies. From 2005 to 2017, Mr. Turmelle was on the Board of Directors of Implant Sciences Corp. (then a public company), which was focused on trace narcotic and explosive detection. Mr. Turmelle served as Chairman of the Board for Implant Sciences from 2015 to 2017. From 2007 to 2010, Mr. Turmelle was CFO of Premium Power, a large format battery company. From 1987 to 2007, Mr. Turmelle was CFO/COO and a member of the Board of Directors of SatCon Technology Corporation. Mr. Turmelle was also on the Board of Directors of Beacon Power, a SatCon Technology spin-off company dealing in flywheel energy storage. Mr. Turmelle has a BA in Economics from Amherst College and is a graduate of General Electric’s Financial Management Program. Mr. Turmelle brings to our Board years of public company executive experience as well as extensive experience in finance and operations and in the field of electrical technology.
To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K that are material to an evaluation of the ability or integrity of any such director or executive officer.
Section 16(a) Beneficial Ownership Reporting Compliance
To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent shareholders were timely filed.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership Structure
The Chairman of the Board presides at all meetings of the Board. The Chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Lon E. Bell, our President and Chief Executive Officer, is also the Chairman of the Board. The Board believes that it is currently in the best interests of the Company and its stockholders to have Dr. Bell serve both roles given the fact that our business is in an early stage and has recently undergone a strategic shift in focus. As President and Chief Executive Officer, Dr. Bell has direct involvement in our operations; therefore he is in the best position to propose short- and long-term objectives for our business. This ensures that the Board focuses on important strategic objectives and understands the challenges we face on a day-to-day basis. We believe that this combined role is balanced by the independence of a majority of our directors, who may meet in executive session at any time, which allows them to review key decisions and to discuss matters independently of Dr. Bell. Our Board does not have a person designated as a lead independent director.
Independence of the Board of Directors
As required by the listing standards of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board.
After investigation, our Board affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Lon E. Bell and R. Daniel Brdar, who are both officers of the Company.
Information Regarding the Board of Directors and Its Committees
The Board has three standing committees that have members (David B. Eisenhaure, Ted Lesster and Michael C. Turmelle) who satisfy the independence standards of the Securities Exchange Act of 1934 and Nasdaq’s rules. These committees are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Turmelle, whom the Board has determined qualifies as an “audit committee financial expert,” is Chairman of the Audit Committee, Mr. Eisenhaure is Chairman of the Compensation Committee and Mr. Lesster is Chairman of the Nominating and Corporate Governance Committee. In addition to acting by written consent, during the year ended December 31, 2018, the Board held ten meetings, the Audit Committee held eight meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held four meetings. Each of our directors attended all, or greater than the requisite percentage, of the aggregate Board meetings and meetings of the Board committee(s) of which he is a member per Item 407 of Regulation S-K of the Securities Act of 1933, as amended. We do not have a policy with regard to attendance by members of the Board at the Annual Meeting. All of the members of our Board attended the 2018 Annual Meeting.
Each of the committees of the Board operates pursuant to a charter. Copies of the charters can be viewed on our website at www.idealpower.com — Investors/Corporate Governance/Governance Documents.
Audit Committee
The role of the Audit Committee is to:
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oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

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oversee management’s maintenance of internal controls and procedures for financial reporting;

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oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

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oversee the independent auditor’s qualifications and independence;

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oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

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prepare the report required by the rules of the Securities and Exchange Commission to be included in our proxy statement;

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discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law, rule or regulation; and

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review, at least annually, the adequacy of the committee charter.

Compensation Committee
The role of the Compensation Committee is to:
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develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for our Chief Executive Officer;

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review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all of our executives and for members of the Board;

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review, approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans and to administer such plans;

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review, approve and, when appropriate, recommend to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executive officers;

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review our incentive compensation arrangements to determine whether they encourage excessive risk-taking;

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develop and recommend to the board of directors for approval a Chief Executive Officer succession plan; and

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review, at least annually, the adequacy of the committee charter.

Nominating and Corporate Governance Committee
The role of the Nominating and Corporate Governance Committee is to:
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evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

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determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;

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establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

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review planning for succession to the position of Chairman of the Board and Chief Executive Officer and other senior management positions;

•
annually recommend to the Board persons to be nominated for election as directors;

•
recommend to the Board the members of all standing Committees;

•
adopt or develop for Board consideration corporate governance principles and policies;

•
review stockholder nominations for candidacy to the Board, if any, and any stockholder proposals affecting corporate governance, and make recommendations to the Board accordingly;

•
periodically review and report to the board of directors on the effectiveness of corporate governance procedures and the board of directors as a governing body, including conducting an annual self-assessment of the board of directors and its standing committees; and

•
review, at least annually, the adequacy of the committee charter.

Policy with Regard to Stockholder Proposals and Director Recommendations
Our Nominating and Corporate Governance Committee (the “Governance Committee”) believes that the minimum qualifications and skills that candidates for director should possess include the highest professional and personal ethics and values, experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Governance Committee also considers the following factors, in no particular order of importance: (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company’s business, (iii) financial expertise, (iv) diversity and (v) local and community ties. However, the Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Governance Committee will also determine whether the nominee is independent. In conducting a search for director candidates, the Governance Committee may use its network of contacts to compile a list of potential candidates, but it may also engage, if it deems appropriate, a professional search firm. The Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. Thereafter, the Governance Committee will meet to discuss and consider such candidates’ qualifications and select a nominee for recommendation to the Board.
The Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation, in accordance with Article 12 of our Certificate of Incorporation and our Bylaws.
Compensation Committee Interlocks and Insider Participation
During 2018, David B. Eisenhaure, Ted Lesster and Michael C. Turmelle, all of whom were determined to be independent using the criteria set forth in Rule 5605(a)(2) of the rules of Nasdaq and SEC rules and regulations as they apply to compensation committee members, served on the Compensation Committee of the Company’s Board. Mr. Lesster was appointed to our Compensation Committee on April 10, 2018. Dr. Lon E. Bell, whom was determined to be independent using the criteria set forth in Rule 5605(a)(2) of the rules of Nasdaq and SEC rules and regulations as they apply to compensation committee members until his appointment as Chief Executive and President on April 10, 2018, served on the Compensation Committee of the Company’s Board until that date. None of our other executive officers during 2018 served on the Compensation Committee during 2018 and there were no relationships during 2018 that are required to be disclosed pursuant to Item 407(d)(4)(iii) of Regulation S-K.
Risk Oversight Management
Our Board provides risk oversight for the Company by regularly receiving and reviewing management presentations, including risk assessments, and discussing these assessments with management. The Board’s overall risk oversight is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.
Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics (the Code) designed to deter wrongdoing and to promote honest and ethical conduct. The Code applies to all of our directors, executive officers and employees. The Code may be found on our website at www.idealpower.com — Investors/Corporate Governance/Governance Documents.
Director Compensation
On December 14, 2017, our Board approved annual compensation to be paid to the independent directors, effective January 1, 2018, as follows: each of the independent directors receives cash compensation of  $40,000 and options to purchase shares of our common stock having a grant date fair value of  $30,000. The options awarded to independent directors vest in equal quarterly installments over the one year period following the date of grant. All directors are reimbursed ordinary and reasonable expenses incurred in exercising their responsibilities. The following table describes the compensation paid to members of our Board during the year ended December 31, 2018:
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Lon E. Bell(2)	$10,000	$30,000	$40,000
David B. Eisenhaure	$40,000	$30,000	$70,000
Ted Lesster(3)	$30,000	$22,500	$52,500
Michael C. Turmelle	$40,000	$30,000	$70,000
(1)
The amounts included in this column are the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of option awards granted in 2018 to the independent directors. Assumptions used to determine the grant date fair value of the stock option awards are set forth in Note 9 to our audited financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2019. These amounts do not necessarily reflect the actual value that may be recognized by the individual upon option exercise.

(2)
Compensation shown is for Dr. Bell’s service as an independent director until April 10, 2018.

(3)
Mr. Lesster was appointed to our Board on April 10, 2018 and received pro-rated compensation for his service in 2018 based on the timing of his appointment.

The following table describes the options outstanding at December 31, 2018 for members of our Board who served as independent directors during the year ended December 31, 2018:
Name	Options Outstanding
Lon E. Bell(1)	402,183
David B. Esienhaure	102,183
Ted Lesster	26,281
Michael C. Turmelle	31,786
(1)
Dr. Bell served as an independent director until April 10, 2018. His options outstanding at December 31, 2018 include 300,000 options granted to him on April 27, 2018 in connection with his appointment as President and Chief Executive Officer.

EXECUTIVE COMPENSATION
The following table summarizes compensation earned during the years ended December 31, 2018 and 2017 by our Chief Executive Officer, BTRAN Chief Commercial Officer and former Chief Executive Officer and our Chief Financial Officer. These individuals are sometimes referred to in this report as the Named Executive Officers (“NEOs”).
Summary Compensation Table
Name and Principal Position		Salary	Bonus(1)	Stock Awards	Option Awards(2)	All Other Compensation(3)	Total
Lon E. Bell Chief Executive Officer and President	2018	$32,560	—	—	$246,220	$1,551	$280,331
R. Daniel Brdar BTRAN Chief Commercial Officer and former Chief Executive Officer and President	2018	$330,500	—	—	—	$12,299	$342,799
	2017	$322,500	$36,281	—	—	$24,054	$382,835
Timothy Burns Chief Financial Officer, Secretary and Treasurer	2018	$242,846	$155,000	—	—	$4,262	$402,108
	2017	$215,000	$16,125	—	—	$577	$231,702
(1)
Bonus represents annual performance bonus.

(2)
The amounts included in this column are the grant date fair value plus the fair value of any modification to the option awards, determined in accordance with FASB ASC Topic 718, of option awards granted to NEOs. Assumptions used to determine the grant date fair value of the stock option awards are set forth in Note 9 to our audited financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2019. These amounts do not necessarily reflect the actual value that may be recognized by the individual upon option exercise.

(3)
Other compensation includes earned but unused vacation and Company-paid insurance benefits.

Current and Future Compensation Practices
Currently, compensation for our CEO consists of base salary and bonus equity awards while compensation for our other NEOs consists of base salary and a cash bonus. Our NEOs did not receive annual equity awards for 2018 and 2017. Our CEO did receive a new hire option award in 2018 but did not receive a bonus equity award for his service in 2018. The Company has not established a compensation policy or practice for providing NEOs equity awards, and any such awards are granted at the discretion of the Compensation Committee of our Board. We may establish such a policy or practice in the future.
In setting the compensation for our NEOs, we look primarily at the person’s responsibilities, at the person’s experience and education and at our ability to replace the individual. We have obtained, but do not utilize, market benchmarking data for public companies with similar characteristics to us. We may utilize marketing benchmarking data in setting NEO compensation in the future. We expect the base salaries of our NEOs to remain relatively constant but may adjust an NEO’s base salary if the person’s responsibilities are materially changed. We also may pay bonuses to reward exceptional performance or the achievement by the Company or an individual of targets to be agreed upon. The performance bonus target for each NEO who is currently an employee of the Company is established by his employment agreement which is discussed in detail below.

Employment Agreements
On April 27, 2018, Lon E. Bell, our President and Chief Executive Officer, entered into an employment agreement with us effective as of April 16, 2018. As compensation for his services, Dr. Bell receives an annual salary of  $45,760 per year. His annual salary is subject to review and adjustment at the discretion our Board no less frequently than annually. At least annually, Dr. Bell and the Compensation Committee will meet to discuss performance objectives and targets (the “Performance Goals”). Dr. Bell and the Compensation Committee did not agree upon Performance Goals for 2018 and have not yet agreed upon Performance Goals for 2019. If the Performance Goals are set and are satisfactorily achieved during the period or periods designated, as determined by the Compensation Committee, Dr. Bell will be eligible to receive a performance bonus in the form of stock options and/or other equity in the Company. Dr. Bell is not eligible for severance benefits under his employment agreement.
The Company issued an incentive stock option to Dr. Bell to purchase 300,000 shares of the Company’s common stock at a per share exercise price of  $1.22, equal to the closing price of the Company’s common stock on April 27, 2018, the date of grant. The right to purchase the shares subject to the option vested immediately upon grant. The option has a 10-year term and was issued pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”). The option was subsequently modified. Under the original grant, Dr. Bell had up to 90 days after his termination of service to exercise the option. Pursuant to the modification, Dr. Bell has up to 5 years after his termination to exercise the option.
Dr. Bell will be entitled to receive the same benefits and opportunities to participate in any of the Company’s employee benefit plans that may now or hereafter be in effect on a general basis for executive officers or employees.
On January 8, 2014, R. Daniel Brdar entered into an employment agreement with us that was subsequently amended on September 16, 2014 and June 5, 2017 and revised and restated on April 16, 2018.
As compensation for his services, Mr. Brdar currently receives an annual salary of  $230,000 per year. Under the terms of his employment agreement, his annual salary will be adjusted annually for a cost of living increase based on the increase in the consumer price index. Each year, Mr. Brdar and the Compensation Committee will meet to discuss Performance Goals. If the Performance Goals are satisfactorily achieved during the period or periods designated, as determined by the Compensation Committee, Mr. Brdar will be eligible to receive a target performance bonus in an amount up to 50% of his annual salary.
If Mr. Brdar’s services are terminated without cause at the election of the Company or as a result of a change in control, he will be entitled to receive (i) his accrued but unpaid annual salary and the value of unused paid time off through the effective date of the termination; (ii) business expenses incurred prior to the effective date of termination; and (iv) severance (the “Severance Payment”). The Severance Payment is equal to six months of Mr. Brdar’s base salary.
The severance shall be paid in equal installments over the severance period with the first payment made on the 30th day following termination of Mr. Brdar’s employment and subsequent payments made on Company paydays during the severance period. Mr. Brdar will be entitled to continue to participate in employee benefit plans, at the Company’s sole expense, during the severance period. In addition, if Mr. Brdar’s services are terminated as a result of a change in control, any of his equity awards that were scheduled to vest following the termination of his employment will vest immediately.
Mr. Brdar will be entitled to receive the same benefits and opportunities to participate in any of the Company’s employee benefit plans which may now or hereafter be in effect on a general basis for executive officers or employees. During his employment, the Company will provide, at the Company’s sole expense, health insurance benefits for Mr. Brdar and his spouse under the same policy or policies generally available to other executive officers of the Company.
On September 16, 2014, Timothy Burns entered into an employment agreement with us. As compensation for his service, Mr. Burns currently receives an annual salary of  $200,000 per year. Under the terms of his employment agreement, his annual salary will be adjusted annually for a cost of living increase based on the consumer price index and he is eligible for an annual bonus with a target performance bonus equal to 50% of his annual salary. The actual performance bonus percentage for a given year is based on Performance Goals to be mutually agreed upon by the Compensation Committee, CEO and Mr. Burns.
Under the terms of his employment agreement, Mr. Burns is entitled to participate in any of our employee benefit plans that may now be, or in the future will be, in effect on a general basis for our executive officers or employees. Additionally, we provide, at the Company’s sole expense, healthcare benefits for Mr. Burns, his spouse and his children. Mr. Burns elected to waive his Company paid healthcare benefits in 2018 and 2017.
The employment agreement will be terminated if Mr. Burns is disabled or voluntarily resigns from his employment. We may terminate Mr. Burns’ employment for cause or on 30 days’ written notice. If his employment is terminated by us without cause, Mr. Burns will receive his accrued but unpaid salary and the value of unused paid time off through the effective date of the termination, any accrued but unpaid bonus, business expenses incurred prior to the effective date of the termination, and severance (the “Severance Payment”) consisting of six months’ salary. We may elect, in our sole discretion, whether to pay the Severance Payment in one lump sum or on regular pay days for the six months following termination of Mr. Burns’ employment. Mr. Burns will also be entitled to continue to participate in employee benefit plans, at the Company’s sole expense, for six months following the termination of his employment.
If Mr. Burns’ employment is terminated as a result of a change in control, as defined in his employment agreement, Mr. Burns will be entitled to receive his accrued but unpaid salary and the value of unused paid time off through the effective date of the termination, any accrued but unpaid bonus, business expenses incurred prior to the effective date of the termination, and an amount equal to one-half of his salary. In addition, any equity award that was scheduled to vest following the termination of his employment will vest immediately upon the termination of his employment as a result of a change in control. Mr. Burns’ employment will be deemed to have been terminated as a result of a change in control if the termination occurs during the period that begins when negotiations for the change in control begin and ends on the six month anniversary of the closing of the change in control transaction and such termination is not a termination for cause or a termination as a result of his death, disability or election.
2013 Equity Incentive Plan
On May 17, 2013, we adopted the Plan and reserved shares of common stock for issuance under the Plan, including stock options, stock awards and stock bonuses, not to exceed a maximum of 839,983. In 2015, the stockholders approved an amendment to the Plan which increased shares available for issuance under the Plan by 1,250,000 shares and the Plan was restated in order to clarify the types of awards allowable under the Plan to include restricted stock units and performance stock units (“PSUs”). The Plan is administered by the Compensation Committee of our Board. The persons eligible to participate in the Plan are employees (including officers), members of our Board, consultants and other independent advisors and contractors who provide services to us. Options issued under the Plan may have a term of up to 10 years and may have variable vesting. The typical vesting schedule for stock options awarded under the Plan is a four-year annual vesting schedule for employees and a one-year quarterly vesting schedule for Board members.
At December 31, 2018, there were 517,563 shares of common stock available for issuance under the Plan.

Outstanding Equity Awards
The following table sets forth certain information concerning outstanding equity awards for our NEOs at December 31, 2018. No options were exercised by our NEOs during the last two fiscal years.
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Lon E. Bell	300,000	—	$1.22	4/27/2028	—	$—
Lon E. Bell	31,786	—	$1.56	1/2/2028	—	$—
Lon E. Bell	27,875	—	$3.15	1/3/2027	—	$—
Lon E. Bell	12,646	—	$7.94	1/4/2026	—	$—
Lon E. Bell	12,834	—	$7.32	1/2/2025	—	$—
Lon E. Bell	17,042	—	$5.49	1/2/2024	—	$—
R. Daniel Brdar	250,000	—	$7.14	1/8/2024	—	$—
R. Daniel Brdar	200,000	—	$7.84	9/16/2024	—	$—
R. Daniel Brdar(2)	—	—	$—	—	75,000	$18,600
Timothy Burns	30,000	—	$5.00	11/21/2023	—	$—
Timothy Burns	125,000	—	$7.84	9/16/2024	—	$—
Timothy Burns(3)	—	—	$—	—	44,000	$10,912
(1)
Value is based on the closing market price of our common stock on December 31, 2018 of  $0.248.

(2)
Mr. Brdar was granted 75,000 PSUs on January 5, 2016. Each PSU represents a contingent right to one share of common stock and vests based on the satisfaction of stock-price based performance targets ranging between $10 per share and $16 per share and the completion of a four-year service period.

(3)
Mr. Burns was granted 44,000 PSUs on January 5, 2016. Each PSU represents a contingent right to one share of common stock and vests based on the satisfaction of stock-price based performance targets ranging between $10 per share and $16 per share and the completion of a four-year service period.

On April 4, 2019, we entered into Award Forfeiture Agreements (“Forfeiture Agreements”) with our NEOs as well as David B. Eisenhaure, a member of our Board. Pursuant to the Forfeiture Agreements, these individuals voluntarily forfeited their outstanding equity awards with a grant date prior to January 1, 2018. All of the outstanding equity awards shown on the above table were voluntarily forfeited by our NEOs under these Forfeiture Agreements except for the stock options shown for Lon E. Bell with option expiration dates in 2028 as these two awards were granted in 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS
We have set forth in the following table certain information regarding our voting securities beneficially owned by (i) each stockholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and named executive officers, and (iii) all executive officers and directors as a group. Generally, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days pursuant to options, warrants, conversion privileges or similar rights. Ownership information is as of April 26, 2019 and is based on 14,722,840 shares of common stock outstanding on that date.
Names and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	% of Shares Owned
Directors and Officers:
Lon E. Bell, Chief Executive Officer, President and Chairman of the Board	657,889(3)	4.3%
Timothy Burns, Chief Financial Officer, Secretary and Treasurer	26,600(4)	0.2%
R. Daniel Brdar, BTRAN Chief Commercial Officer and Director	44,050(5)	0.3%
David B. Eisenhaure, Director	74,797(6)	0.5%
Ted Lesster, Director	26,681(7)	0.2%
Michael C. Turmelle, Director	31,786(8)	0.2%
All Directors and Officers as a Group	861,803	5.6%
5% Owners:
Peter A. Appel(9)	1,929,626(10)	9.99%(11)
AWM Investment Company, Inc.(12)	4,425,259(13)	16.52%(14)
(1)
The address of each officer and director is 4120 Freidrich Lane, Suite 100, Austin, TX 78744.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, the shares of common stock listed above are owned as of April 26, 2019, and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(3)
Includes 109,661 shares of common stock held in Dr. Bell’s name, 94,492 shares of common stock held by the Bell Family Trust, of which Dr. Bell is the trustee and has sole voting and investment control with respect to the shares of common stock, 331,786 shares subject to vested options to purchase common stock, 78,800 shares of common stock issuable upon the exercise of warrants and 43,150 shares of common stock issuable upon the exercise of warrants held by the Bell Family Trust.

(4)
Includes 18,800 shares of common stock and 7,800 shares of common stock issuable upon the exercise of warrants.

(5)
Includes 24,350 shares of common stock and 19,700 shares of common stock issuable upon the exercise of warrants.

(6)
Includes 23,311 shares of common stock, 31,786 shares subject to vested options to purchase common stock and 19,700 shares of common stock issuable upon the exercise of warrants.

(7)
Includes 26,681 shares subject to vested options to purchase common stock.

(8)
Includes 31,786 shares subject to vested options to purchase common stock.

(9)
Mr. Appel’s address is 3505 Main Lodge Drive, Coconut Grove, Florida 33133.

(10)
Includes 1,233,177 shares of common stock and 696,449 shares of common stock issuable upon the exercise of warrants.

(11)
The warrants held by Mr. Appel may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Appel does not exceed 9.99% of the outstanding shares of our common stock.

(12)
The address for AWM Investment Company, Inc. (AWM) is 527 Madison Avenue, Suite 2600, New York, New York, 10022.

(13)
Includes 1,227,908 shares of common stock held by Special Situations Fund III QP, L.P. (SSFQP), 357,119 shares of common stock held by Special Situations Cayman Fund, L.P. (Cayman), 126,184 shares of common stock held by Special Situations Technology Fund, L.P. (Tech), 720,618 shares of common stock held by Special Situations Technology Fund II, L.P. (Tech II), 407,390 shares of preferred stock that may be converted to common stock held by SSFQP, 118,420 shares of preferred stock that may be converted to common stock held by Cayman, 42,350 shares of preferred stock that may be converted to common stock held by Tech, 241,840 shares of preferred stock that may be converted to common stock held by Tech II, 595,202 shares of common stock issuable upon the exercise of warrants held by SSFQP, 173,020 shares of common stock issuable upon the exercise of warrants held by Cayman, 61,878 shares of common stock issuable upon the exercise of warrants held by Tech and 353,330 shares of common stock issuable upon the exercise of warrants held by Tech II. AWM is the investment adviser to SSFQP, Cayman, Tech and Tech II. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the funds listed above.

(14)
The warrants and preferred stock held by AWM may be exercised or converted to common stock only to the extent that the total number of shares of common stock then beneficially owned by AWM does not exceed 9.99% of the outstanding shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approving Related Party Transactions
Under our Code of Business Conduct and Ethics, our employees and officers are discouraged from entering into any transaction that may cause a conflict of interest. In addition, they must report any potential conflict of interest, including related party transactions, to their supervisors or our Chief Executive Officer.
On August 1, 2014, the Audit Committee of our Board approved the Ideal Power Inc. Related Party Transaction Policy. This policy established, among other items, that pre-approval of related party transactions, as defined in the policy, requires a majority vote of the disinterested members of the Audit Committee with a de minimis exception for transactions less than $2,500. De minimis transactions may be approved by either our Chief Executive Officer or Chief Financial Officer, if disinterested. Further, the policy requires timely disclosure to the board of directors of all related party transactions requiring disclosure under SEC regulations.
Related Party Transactions
For the years ended December 31, 2018 and 2017 and through the date of this Proxy Statement (Reporting Period), described below are certain transactions or series of transactions between us and certain related persons.
Our executive officers have executed employment agreements with us and have received options to purchase common stock or performance stock unit awards as compensation. Our independent directors also receive compensation for their services to us. See the sections of this report titled “Director Compensation” and “Executive Compensation” for a discussion of these transactions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit and Non-Audit Fees
The following table represents the fees billed to us for the fiscal years ended December 31, 2018 and 2017 by Gumbiner Savett Inc., our principal independent registered public accounting firm.
	2018	2017
Audit Fees(1)	$55,500	$55,500
Audit-Related Fees(2)	$2,000	$—
Tax Fees(3)	$10,160	$8,020
All Other Fees(4)	$16,500	$5,261
(1)
Audit Fees.   This category includes Gumbiner Savett Inc.’s audit of our annual financial statements that are normally provided by independent registered public accountants in connection with regulatory filings or engagements for those fiscal years.

(2)
Audit-Related Fees.   This consist of fees billed for services associated with our proxy.

(3)
Tax Fees.   This consists of fees incurred for U.S. federal and state return preparation and tax advice.

(4)
All Other Fees.   This consists of fees billed for agreed-upon procedures in connection with diligence for a potential strategic transaction in 2018 and for services in connection with capital raise activities in 2017.

Representatives of Gumbiner Savett Inc. will not be present at the annual shareholders meeting. Stockholders wishing to communicate with Gumbiner Savett Inc. may send a written communication addressed to Gumbiner Savett Inc., 1723 Cloverfield Blvd, Santa Monica, CA 90404.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible and material non-audit services rendered by our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide a service. The Audit Committee has determined that the rendering of all of the services noted above other than audit services by Gumbiner Savett Inc. is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee of the Board of Directors (“Audit Committee”) consists of the three non-employee directors named below and operates under a written charter adopted by the Board of Directors. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that the Chairman of the Audit Committee, Michael C. Turmelle, is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.
The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter, which the Board adopted and which the Audit Committee reviews on an annual basis.
Our management is responsible for preparing our financial statements and our financial reporting process. Gumbiner Savett Inc., our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as of the end of the fiscal year.
The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
The Audit Committee has also discussed with Gumbiner Savett Inc. the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees. Additionally, Gumbiner Savett Inc. provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Gumbiner Savett Inc. its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the Securities and Exchange Commission.
Submitted by the following members of the Audit Committee:
Michael C. Turmelle, Chairman
David B. Eisenhaure
Ted Lesster

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees for Election
We have a Board consisting of five directors. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.
The term of each of the directors, Lon E. Bell, R. Daniel Brdar, David B. Eisenhaure, Ted Lesster and Michael C. Turmelle, will expire on the date of the upcoming Annual Meeting. The board’s nominees for election by the stockholders to the five positions are the five current members of the Board. If elected, each nominee will serve as a director until our annual meeting of stockholders in 2020 and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than five persons.
If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.
We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
VOTING “FOR” THE NOMINEES FOR DIRECTORS

PROPOSAL 2
APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Overview
Our Board has unanimously approved an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-for-twenty (1:20) to one-for-two (1:2). You are now being asked to vote upon this amendment to our amended and restated certificate of incorporation. Should we receive the required stockholder approval, the Board will have the sole authority to elect, at any time prior to September 3, 2019: (1) whether or not to effect a reverse stock split, and (2) if so, the number of whole shares of our common stock, between and including two and twenty, which will be combined into one share of our common stock. The Board believes that providing the flexibility for the Board to choose an exact split ratio based on then-current market conditions is in the best interests of the Company and its stockholders. Even with stockholder approval of this proposal, the Board would not be obligated to pursue the reverse stock split. Rather, directors would have the flexibility to decide whether or not a reverse stock split (and at what ratio) would be in the best interests of the Company and its stockholders.
If approved by the stockholders and following such approval the Board determines that affecting a reverse stock split is in our best interests and those of our stockholders, the reverse stock split will become effective upon filing an amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares approved by the stockholders and selected by the Board within the limits set forth in this Proposal to be combined into one share of our common stock.
Although we presently intend to effect the reverse stock split only if necessary to regain compliance with The Nasdaq Capital Market’s minimum bid requirement, under Section 242(c) of the Delaware General Corporation Law, the Board has reserved the right, notwithstanding the stockholders’ approval of the proposed amendment of our amended and restated certificate of incorporation at the Annual Meeting, to abandon it at any time without further action by the stockholders. The Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of our amended and restated certificate of incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per share market price of our common stock, business developments, and our actual and projected financial performance. If the closing bid price of our common stock on The Nasdaq Capital Market reaches a minimum of  $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, the Board may decide to abandon the filing of the proposed amendment to our amended and restated certificate of incorporation. If the Board fails to implement a reverse stock split prior to September 3, 2019, stockholder approval again would be required prior to implementing any reverse stock split.
Purpose and Background of the Proposed Reverse Stock Split
Our primary objective in effectuating the reverse stock split would be to attempt to raise the per share trading price of our common stock in an effort to continue our listing on The Nasdaq Capital Market. To maintain listing, The Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum bid of  $1.00 per share.
On September 7, 2018, we received notice from Nasdaq that our common stock had failed to maintain Nasdaq’s minimum closing bid price requirement of  $1.00 per share and that we were being given until March 6, 2019 to demonstrate compliance with this requirement or to face delisting of our common stock from The Nasdaq Capital Market. The Company was unable to regain compliance with the bid price requirement by March 6, 2019. However, on March 7, 2019, the Company received a notice from Nasdaq granting the Company an additional 180 calendar days, or until September 3, 2019, to regain compliance with the minimum $1.00 bid price per share requirement for continued listing on The Nasdaq Capital Market. The Board is seeking approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock at or above $1.00 per share in order to avoid further action by The Nasdaq Capital Market. We expect that the reverse stock split will increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split will have that effect, initially or in the future, or that it will enable us to maintain the listing of our common stock on The Nasdaq Capital Market.
In addition, we believe that the low per share market price of our common stock impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our stock.
We hope that the decrease in the number of shares of our outstanding common stock as a consequence of the reverse stock split, and the anticipated increase in the price per share, will encourage greater interest in our common stock by the financial community and the investing public and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them. However, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins to decline after the reverse stock split is effected.
There can be no assurance that the reverse stock split will achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split will increase proportionately with the reverse stock split, or that any increase will be sustained for any period of time.
If stockholders do not approve this Proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least ten consecutive trading days before September 3, 2019, we expect our common stock to be subject to a delisting action by The Nasdaq Capital Market. We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the reverse stock split cannot guarantee that we will be in compliance with the minimum bid requirement for even for the minimum ten-day trading period required by The Nasdaq Capital Market. Furthermore, the reverse stock split cannot guarantee we will be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our Nasdaq Capital Market listing.
If our common stock were delisted from The Nasdaq Capital Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets”. As a result, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on The Nasdaq Capital Market, we would be required to meet the initial listing requirements for either The Nasdaq Capital Market or The Nasdaq Global Market, which are more stringent than the maintenance requirements.
If our common stock were delisted from The Nasdaq Capital Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of  “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of  $5 million or individuals with net worth in excess of  $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions will make trading in our common stock more difficult and the market less efficient.

We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.
The Reverse Stock Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated with the Reverse Stock Split
We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•
the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by The Nasdaq Capital Market;

•
we will otherwise meet the requirements for continued inclusion for trading on The Nasdaq Capital Market;

•
the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares outstanding before the reverse stock split; or

•
the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.

The market price of our common stock will also be based on our performance and other factors that are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.
Principal Effects of Reverse Stock Split on Market for Common Stock
On April 26, 2019, the closing bid price for our common stock on The Nasdaq Capital Market was $0.44 per share. By decreasing the number of shares of common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price will be increased. The greater the market price rises above $1.00 per share, the less risk there will be that we will fail to meet the requirements for maintaining the listing of our common stock on The Nasdaq Capital Market. However, there can be no assurance that the market price of the common stock will rise to or maintain any particular level or that we will at all times be able to meet the requirements for maintaining the listing of our common stock on The Nasdaq Capital Market.
Principal Effects of Reverse Stock Split on Common Stock; No Fractional Shares
If stockholders approve granting the Board the authority to exercise its discretion to amend our amended and restated certificate of incorporation to effect a reverse stock split, and if the Board decides to effectuate such amendment and reverse stock split, the principal effect of the reverse stock split will be (i) to reduce the number of issued and outstanding shares of our common stock, in accordance and within the range of exchange ratios approved by the stockholders and selected by the Board in accordance with this Proposal, from approximately 14,722,840 shares to between and including approximately 736,142 and 7,361,420 shares, depending on which reverse stock ratio is determined by the Board and based upon the number of shares outstanding at the time such reverse stock split is effectuated. The total number of shares of common stock each stockholder holds will be reclassified automatically into the number of shares of common stock equal to the number of shares of common stock each stockholder held immediately before the reverse stock split divided by the exchange ratio approved by the stockholders and determined by the Board as set forth in this Proposal.
The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in any stockholders owning a fractional share. Stockholders holding fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board will be issued one whole share in exchange for any fractional share interest that such stockholder would have received as a result of the reverse stock split. If the reverse stock split is effectuated, the par value of our common stock and preferred stock will remain unchanged at $0.001 per share and we will continue to be subject to the periodic reporting requirements of the Exchange Act.
Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding will increase substantially because the proposed amendment will not reduce the number of authorized shares while it will reduce the number of outstanding shares by a factor of between and including two and twenty, depending on the exchange ratio selected by the Board. In other words, if stockholders approve this Proposal and our Board effectuates the reverse stock split, the number of authorized but unissued shares of common stock would increase from approximately 35,263,980 shares to between and including approximately 42,631,990 and 49,263,199 shares. If stockholders approve this Proposal, the Company will continue to have 9,190,000 authorized but unissued shares of preferred stock. The conversion ratio of our issued and outstanding shares of preferred stock will adjust proportionately with the ratio of the reverse stock split. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.
Principal Effects of Reverse Stock Split on Outstanding Options and Warrants
As of April 26, 2019, we had outstanding stock options to purchase an aggregate of 515,753 shares of common stock with exercise prices per share ranging from $1.22 to $7.94 per share and warrants to purchase an aggregate of 7,095,756 shares of common stock with exercise prices per share ranging from $2.41 to $6.33 per share. Under the terms of the options and warrants, when the reverse stock split becomes effective, the number of shares of common stock covered by each of them will be reduced to between and including one-half and one-twentieth the number currently covered and the exercise or conversion price per share will be increased by between and including two and twenty times the current exercise or conversion price, resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the reverse stock split. The number of shares reserved under our Plan will decrease to between and including one-half and one-twentieth of the number of shares currently included in such plan.
Principal Effects of Reverse Stock Split on Legal Ability to Pay Dividends
The Board has not in the past declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split will have any effect with respect to future distributions, if any, to our holders of common stock.
Accounting Matters
The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced by a factor of between and including two and twenty. In other words, stated capital will be reduced to between and including one-half and one-twentieth of its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding.
Potential Anti-Takeover Effect
The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company). However, this Proposal is not being proposed to facilitate implementing a poison pill in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold In “Street Name”)
Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock (i.e., Stockholders Who Are Registered on the Transfer Agent’s Books and Records but Do Not Hold Stock Certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.
Effect on Certificated Shares
Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form before the reverse stock split, you do not need to take any action to exchange your existing certificates unless you want to make a sale or transfer of stock. On request, after the reverse stock split is effected, we will issue new certificates to anyone who holds old certificates in exchange therefor. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.
No new certificates will be issued to a stockholder until the stockholder has surrendered all old certificates to the transfer agent. Stockholders will then receive one or more new certificates representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding old certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.
Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an old certificate has one or more restrictive legends on the back of the old certificate, the new certificate will be issued with the same restrictive legends that are on the back of the old certificate.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE UNTIL REQUESTED TO DO SO.
Even if the stockholders approve the reverse stock split, the Board reserves the right to not effect the reverse stock split if in the Board’s opinion it would not be in our best interests or those of our stockholders to effect such reverse stock split.
No Dissenters’ Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary Treasury Regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings, administrative pronouncements and judicial decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The summary does not address all aspects of federal income taxation that may apply to a stockholder as a result of the reverse stock split and is included for general information only. In addition, the summary does not address any state, local or non-U.S. income or other tax consequences of the reverse stock split.
The summary does not address tax consequences to stockholders that are subject to special tax rules, including, without limitation, banks, insurance companies, regulated investment companies, personal holding companies, non-U.S. entities, nonresident alien individuals, broker-dealers, S corporations, entities treated as partnerships or partners of such partnerships, persons who acquired our common stock pursuant to the exercise of compensatory stock options or the vesting of restricted shares of common stock, persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, estates, trusts and tax-exempt entities. The summary further assumes that stockholders have held our common stock subject to the reverse stock split as a capital asset within the meaning of Section 1221 of the Code, and will continue to hold such common stock as a capital asset following the reverse stock split. No ruling from the IRS or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the reverse stock split, and there can be no assurance that the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge.
THE FOLLOWING DISCUSSION IS BASED ON CURRENT LAW AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES. THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE.
We believe that the reverse stock split, if implemented, would be a tax-free recapitalization under Section 368(a) of the Code. If the reverse stock split qualifies as a recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by stockholders that exchange their shares of pre-split common stock for shares of post-split common stock. The post-split common stock in the hands of a stockholder following the reverse stock split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split common stock held by that stockholder immediately prior to the reverse stock split. Similarly, a stockholder’s holding period for the post-split common stock will be the same as the holding period for the pre-split common stock exchanged therefor. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
Alternative characterizations of the reverse stock split are possible. For example, while the reverse stock split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share may recognize gain for federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding alternative characterizations of the reverse stock split for federal income tax purposes.

THE COMPANY’S VIEW REGARDING THE TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE IRS OR THE COURTS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISORS REGARDING ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.
Vote Required
This Proposal to approve granting the Board the authority to exercise its discretion to amend our amended and restated certificate of incorporation to effect a reverse stock split of our outstanding shares of common stock, if necessary to regain compliance with The Nasdaq Capital Market’s minimum bid requirement, at any exchange ratio including and between one-for-two (1:2) and one-for-twenty (1:20), at any time by September 3, 2019, and once approved by the stockholders, the timing of the amendment, if at all, and the specific reverse split ratio to be effected, shall be determined in the sole discretion of our Board, will be approved if the holders of a majority of the shares of common stock outstanding as of May 31, 2019 and entitled to vote at the Annual Meeting vote in favor of this Proposal. As a result, abstentions and broker non-votes will have the same effect as votes “Against” this Proposal.
Board Recommendation
Our Board believes the approval of the amendment to our amended and restated certificate of incorporation in the form attached to this proxy statement as Appendix A to effect a reverse stock split, if necessary, by our stockholders is in the best interests of the Company and our stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected the independent registered public accounting firm of Gumbiner Savett Inc. to audit our consolidated financial statements for the fiscal year ending December 31, 2019 and recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection and ratification, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of us and our stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.
Gumbiner Savett Inc. has audited our financial statements annually since 2013.
Vote required
Approval of the ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and present or represented at the Annual Meeting. A properly executed proxy marked “ABSTAIN” with respect to this matter is considered entitled to vote and, thus, will have the effect of a vote against this matter.
In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF GUMBINER SAVETT INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2019

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, our Board is providing the stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the section above entitled “Executive Compensation” and accompanying compensation tables, and as discussed in the related narrative disclosure above. This advisory vote is commonly referred to as a “say-on-pay” vote. Stockholders may express their views on the design and effectiveness of our executive compensation program by voting “For” or “Against” approval, on a non-binding, advisory basis, of the compensation of our named executive officers, or may abstain. This vote is not intended to address any specific element of compensation, but rather the overall compensation of the named executive officers.
The goal of our executive compensation program is to reward named executive officers for exceptional performance or the achievement by the Company or the executive officer of performance goals. We seek to link pay and performance through our grants of bonus equity awards to our CEO and bonus cash awards to our other named executive officers. Please read the section above entitled “Executive Compensation” and the compensation tables and narrative that follow for additional details about our executive compensation program, including information about the fiscal 2018 compensation of named executive officers.
The affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting will be required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as a negative vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board or Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING,
ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER
ADVISORY VOTES ON EXECUTIVE COMPENSATION
In Proposal 4, we provided our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, or a “say-on-pay” vote. In accordance with Section 14A of the Exchange Act, in this Proposal 5 we are asking our stockholders to cast a non-binding, advisory vote regarding the frequency of future stockholder advisory votes on executive compensation. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.
After careful consideration of this Proposal 5, our Board has determined that an annual advisory vote on executive compensation is in the best interests of the Company and our stockholders. Therefore, our Board recommends that the advisory vote on executive compensation be held every “1 Year.”
In formulating its recommendation, the Board was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. An annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and permits our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this agenda item every year. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.
Stockholders may cast their votes by choosing the option of  “1 Year,” “2 Years,” “3 Years,” or “Abstain” in response to the frequency of future stockholder advisory votes on executive compensation. Abstentions will not have any effect on determining the frequency approved by stockholders. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining the outcome of this matter.
The option that receives the highest number of votes cast will be deemed the choice of the stockholders. Therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. Our Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
Because this vote is advisory and non-binding, voting results cannot overrule any decisions made by the Board or Compensation Committee. Both our Board and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting future say-on-pay votes. However, the Board may decide that it is in the best interests of our stockholders and the Company to hold say-on-pay votes more or less frequently than the alternative selected by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON A NON-BINDING, ADVISORY BASIS,
FOR THE OPTION OF “1 YEAR” AS THE FREQUENCY WITH WHICH FUTURE STOCKHOLDER
ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS WILL BE CONDUCTED.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER PROPOSALS
Stockholder proposals, other than nominations to our Board of Directors, must comply with the requirements of Article 11 of our Certificate of Incorporation and our Bylaws in order to be considered for inclusion in our proxy statement and form of proxy for our Annual Meeting. If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form and received by the Corporate Secretary of the Company no less than 30 and no more than 60 days prior to the date of the Annual Meeting. If we fail to provide at least 40 days public notice of the date of the Annual Meeting, your proposal must be received by the Corporate Secretary not later than the close of business on the 10th day following the date on which public disclosure of the date of the Annual Meeting was made. You are advised to review our Certificate of Incorporation and our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our Certificate of Incorporation and Bylaws may be found on the corporate governance subsection of the investors section of our corporate website at www.idealpower.com.
Alternatively, stockholder proposals may be submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our Annual Meeting. If a stockholder proposal is submitted to us pursuant to Rule 14a-8, it must be received by us no later than February 11, 2020, which is 120 calendar days before the one-year anniversary of the date on which we first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Stockholder proposals should be addressed to our Corporate Secretary at 4120 Freidrich Lane, Suite 100, Austin, Texas 78744.
Proposals from stockholders that are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.
OTHER MATTERS
The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.
Our Annual Report on Form 10-K for the year ended December 31, 2018 is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication. We expect to engage a paid third-party solicitor at or near our Record Date. We estimate the cost of the solicitor to be between $10,000 and $20,000.
If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Timothy Burns, Chief Financial Officer and Corporate Secretary, at 4120 Freidrich Lane, Suite 100, Austin, Texas 78744, or (512) 264-1542.
Copies of the documents referred to in this proxy statement that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, 4120 Freidrich Lane, Suite 100, Austin, Texas 78744.

Appendix A
FORM OF
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
IDEAL POWER INC.

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware

IDEAL POWER INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: Upon the Effective Time (as defined below), Article FOUR of the Corporation’s Certificate of Incorporation, relating to the authorized capital stock of the Corporation, is hereby amended to read in its entirety as set forth below:
Article 4. Authorized Capital Stock
The aggregate number of shares which the Corporation shall have authority to issue is [_________] to be divided into (a) [_________] shares of Common Stock, par value $.001 per share and (b) 10,000,000 shares of Preferred Stock, par value $.001 per share.
The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in series with such voting powers and such designations, preferences and relative, participating, optional or other special rights as designated by the Board of Directors in the resolution providing for the issue of such series. Shares of Preferred Stock of any one series shall be identical in all respects.
Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each _______ (___) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below. No fractional shares shall be issued at the Effective Time and, in lieu thereof, the fractional interest held by each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by ____, shall be reclassified and changed into one (1) share of Common Stock, par value $0.001 per share.
SECOND: This Certificate of Amendment shall become effective as of  [DATE] at [TIME].
THIRD: This Certificate of Amendment was duly adopted in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. The stockholders of the Corporation approved the proposed amendments by vote of the necessary number of shares and duly adopted this Certificate of Amendment at the Corporation’s annual meeting held on July 23, 2019.
A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the _____ day of _______, 2019.
IDEAL POWER INC.
By:
Name:
Title:
A-2

IDEAL POWER INC.
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR JULY 23, 2019
The undersigned hereby appoints Lon E. Bell and Timothy W. Burns, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Ideal Power Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Ideal Power Inc., 4120 Freidrich Lane, Suite 100, Austin, Texas 78744 on July 23, 2019 at 8:30 a.m. local time, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:
1.
The election of five directors to each serve until the election and qualification of his successor.

☐
FOR all nominees listed below (except as marked to the contrary below)

☐
WITHHOLD AUTHORITY to vote for all nominees listed below.

Lon E. Bell, R. Daniel Brdar, David B. Eisenhaure, Ted Lesster, Michael C. Turmelle
To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.

2. To approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split.
☐ FOR   ☐ AGAINST   ☐ ABSTAIN
3. To ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
☐ FOR   ☐ AGAINST   ☐ ABSTAIN
4. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.
☐ FOR   ☐ AGAINST   ☐ ABSTAIN
5. To approve, on a non-binding, advisory basis, the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be conducted.
☐ 1 YEAR   ☐ 2 YEARS   ☐ 3 YEARS    ☐ ABSTAIN
By executing this proxy, the undersigned stockholder grants the proxies, in their discretion, the ability to vote on such other business as may properly come before the meeting or any adjournment thereof including without limitation, to vote to adjourn the meeting. Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned’s directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and ratification of the Gumbiner Savett Inc. as the Company’s independent registered public accounting firm and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies. The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice dated April 30, 2019 and the Proxy Statement for the meeting accompanying this proxy, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.
Dated:

Signature

Signature, if held jointly
IMPORTANT:   Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Personal representatives, trustees, guardians and others signing in a representative capacity should give full title. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.
PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.